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                                                                     EXHIBIT 5.1

                                October 24, 1996


Hugoton Energy Corporation
1900 Epic Center
301 N. Main Street
Wichita, Kansas 67202

Gentlemen:

         We have acted as counsel for Hugoton Energy Corporation, a Kansas corporation (the "Company"), in connection with the Company's Registration Statement on Form S-8 (the "Registration Statement") relating to a proposed offering and sale of up to an aggregate of 200,000 shares (the "Shares") of Common Stock, no par value ("Common Stock"), of the Company pursuant to the Hugoton Energy Corporation Amended and Restated 1993 Nonemployee Directors' Stock Option Plan (the "1993 Directors Plan") and the Jay W. Decker Nonstatutory Stock Option Agreement (the "Agreement").

         In connection therewith, we have examined, among other things, the Restated Articles of Incorporation, the Bylaws of the Company, as amended, and the records of corporate proceedings that have occurred prior to the date hereof with respect to such offering and the Registration Statement.

         Based upon the foregoing, we are of the opinion that the Shares to be issued pursuant to the 1993 Directors Plan and the Agreement have been validly authorized for issuance and, when the Registration Statement has become effective under the Securities Act of 1933, as amended (the "Act"), and the Shares are issued and paid for in accordance with the terms of the 1993 Directors Plan and the Agreement, the Shares so issued will be validly issued, fully paid, and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder. For purposes of this opinion, we assume that the securities to be issued pursuant to the Registration Statement will be issued in compliance with all applicable state securities or Blue Sky laws.

                                        Very truly yours,

                                        HINKLE, EBERHART & ELKOURI, L.L.C.